Exhibit 99.1

For further information:

Media Contact:

Amy Yuhn

312-564-1378

ayuhn@theprivatebank.com

Investor Relations Contact:

Beth Coronelli

312-564-6052

bcoronelli@theprivatebank.com

For Immediate Release

PrivateBancorp Reports First Quarter 2011 Results

Net income of $0.10 per share; Commercial middle market strategy continues to reshape business

CHICAGO, April 26, 2011 – PrivateBancorp, Inc. (NASDAQ: PVTB) today reported net income available to common shareholders of $7.5 million, or $0.10 per diluted share, for the first quarter 2011, compared to a net loss available to common shareholders of $24.3 million, or $0.35 per diluted share, for the first quarter 2010, and net income available to common shareholders of $8.5 million, or $0.12 per diluted share for the fourth quarter 2010.

“Today we reported our third-consecutive profitable quarter and our core business is performing well, with 26 percent growth in operating profit compared to a year ago,” said Larry D. Richman, President & Chief Executive Officer, PrivateBancorp, Inc. “We have increased total commercial loans by 18 percent from first quarter 2010 and decreased commercial real estate and construction loans by 15 percent as we continue to reshape our portfolio. We are making steady progress in improving our overall credit quality as demonstrated by our ongoing reduction in non-performing loans. I am pleased by our success in attracting new clients as well as expanding existing relationships, as this contributes to our improving bottom line results.”

First Quarter Results

•

Net revenue increased 11 percent to $127.0 million, compared to $114.3 million for the first quarter of 2010, and decreased 7 percent from $136.1 million in the fourth quarter 2010, which included $9.3 million of securities gains.

•	Operating profit increased 26 percent to $51.6 million, compared to $40.9 million for the first quarter of 2010 and was down $2.3 million from $53.9 million in fourth quarter 2010.

•

Net interest margin increased to 3.46 percent for the first quarter 2011, compared to 3.33 percent in the first and fourth quarters of 2010. Net interest income increased to $102.6 million in the first quarter.

•

Non-performing assets at quarter-end were down slightly from year-end to $450.7 million. Non-performing loans decreased $8.9 million and other real estate owned (OREO) increased $5.0 million. The allowance for loan losses declined to $218.2 million at quarter-end, or 2.41 percent of total loans.

•

Total loans at March 31, 2011, were $9.0 billion, up nearly 2 percent from a year ago and relatively flat compared to year-end. Commercial and industrial loans now comprise 56 percent of the loan portfolio.

•

First quarter 2011 results included a $2.8 million, or $0.04 per share, positive one-time adjustment related to the revaluation of the deferred tax asset as a result of the increase in the Illinois corporate tax rate.

Operating Performance

The ongoing transformation to serve the commercial middle market has driven improved revenue and operating profit as the Company has added new clients, expanded relationships with existing clients through cross-sell and exited less profitable relationships that are no longer consistent with its strategy. The net interest margin has increased 13 basis points over the first and fourth quarters of 2010, benefiting from the effect of lower cost of funds and the changing loan mix. With a continued emphasis on building client relationships, there was steady growth in treasury management income, higher trust and investment fees and increased syndication revenues, offset by lower capital markets activity in the first quarter.

Net revenue was $127.0 million in the first quarter 2011, compared to $114.3 million in the first quarter 2010 and $136.1 million in the fourth quarter 2010. Operating profit was $51.6 million in the first quarter 2011, compared to $40.9 million in the first quarter 2010 and $53.9 million in the fourth quarter 2010. The fourth quarter 2010 results included net securities gains of $9.3 million, compared to $367,000 of net securities gains in the first quarter 2011 and $29,000 in the first quarter of 2010.

Net interest income was $102.6 million for the first quarter 2011, compared to $98.3 million for the first quarter 2010 and $100.3 million in the fourth quarter 2010. Net interest margin increased to 3.46 percent for the first quarter 2011, up from 3.33 percent in both the first quarter 2010 and the fourth quarter 2010. Excluding covered asset accretion, the net interest margin was 3.41 percent for the first quarter 2011, compared to 3.08 percent in the first quarter 2010 and 3.28 percent in the fourth quarter 2010.

Non-interest income was $23.6 million in the first quarter 2011, compared to $15.1 million in the first quarter 2010 and $34.9 million in the fourth quarter 2010. Treasury management income was up 32 percent from the first quarter 2010 and 3 percent from the fourth quarter 2010, with increased volumes and strong demand deposit levels. Trust and investment fee income increased 5 percent from first quarter 2010 and was up 2 percent from the fourth quarter 2010, reflecting client acquisition. Capital markets revenue, including the credit valuation adjustment, was $4.5 million in the first quarter, up from $278,000 in the first quarter 2010, and down from $6.8 million in the fourth quarter 2010. Capital markets demand, which was higher in the fourth quarter 2010, fluctuates depending on clients’ interest rate outlook. Loan and credit-related fees in the first quarter increased to $5.9 million, with growth in syndication revenue.

Mortgage banking income was $1.4 million for the first quarter 2011, compared to $2.1 million for the first quarter 2010 and $3.5 million for the fourth quarter 2010. First quarter mortgage origination volumes were down from 2010 levels due to prevailing market conditions.

Expenses

Non-interest expense decreased 8 percent in first quarter 2011, as compared to fourth quarter 2010, primarily due to a lower loan and collection expense, provision for unfunded commitments, deposit insurance costs, and professional fees. Non-interest expense was $75.3 million in the first quarter 2011, compared to $73.4 million in the first quarter 2010 and $82.1 million in the fourth quarter 2010.

Income tax expense for the quarter ended March 31, 2011, includes a positive one-time adjustment of $2.8 million relating to the revaluation of the Company’s deferred tax asset. The revaluation was the result of an increase in the Illinois corporate income tax rate that became effective during the quarter.

The efficiency ratio improved to 59.3 percent in the first quarter 2011, compared to 64.2 percent in the first quarter 2010 and 60.4 percent in the fourth quarter 2010.

Credit Quality

Ongoing portfolio management and workout efforts continued to drive improvement in overall credit quality. Special mention loans were down from the fourth quarter. Non-performing assets and non-performing loans declined as non-performing loan inflows were again less than the prior quarter. Consistent with moving problem loans through the workout process, OREO and restructured loans increased in the quarter. The decline in OREO and loan sales compared to the fourth quarter reflects the timing of resolution activity.

The first quarter 2011 provision for loan losses was $36.7 million, excluding covered loan provision, compared to $72.1 million in the first quarter 2010 and $34.5 million in the fourth quarter

2010. The allowance for loan losses as a percentage of total loans was 2.41 percent at March 31, 2011, compared to 2.66 percent at March 31, 2010, and 2.44 percent at December 31, 2010. The allowance for loan losses as a percentage of non-performing loans was 61 percent at March 31, 2011, compared to 62 percent at March 31, 2010, and 61 percent at December 31, 2010.

Net charge-offs were $41.3 million for the quarter ended March 31, 2011, compared to $56.9 million for the first quarter 2010 and $35.1 million for the fourth quarter 2010.

Non-performing assets totaled $450.7 million at March 31, 2011, compared to $442.0 million at March 31, 2010, and $454.6 million at December 31, 2010. Non-performing assets to total assets were 3.61 percent at March 31, 2011, compared to 3.46 percent at March 31, 2010, and 3.65 percent at December 31, 2010. Non-performing loans were $356.9 million at quarter-end, compared to $381.2 million at the end of first quarter 2010, and $365.9 million at year-end 2010. OREO totaled $93.8 million at March 31, 2011, compared to $60.8 million at March 31, 2010, and $88.7 million at year-end 2010.

Restructured loans accruing interest were $100.9 million at the end of first quarter 2011, compared to $3.8 million at the end of the first quarter 2010 and $87.6 million at the end of fourth quarter 2010. The Company continues to utilize loan restructuring to maximize economic recovery.

Credit quality results exclude $364.4 million in covered assets as of the end of the first quarter, referring to certain assets acquired through an FDIC-assisted transaction that are subject to a loss-sharing agreement, compared to $468.9 million in the first quarter 2010 and $397.2 million in the fourth quarter 2010.

Balance Sheet

The Company continued to reshape the portfolio as commercial and industrial loans increased 18 percent from first quarter 2010 and commercial real estate and construction balances decreased 15 percent. This trend continued in the first quarter 2011 with a $157.3 million increase from the fourth quarter in commercial and industrial loans, and a $183.7 million decrease in commercial real estate and construction loans. Commercial and industrial loans now comprise 56 percent of the total portfolio, compared to 48 percent a year ago. Total loans were relatively flat from year-end with $210.5 million in loans from new relationships offset by payoffs, paydowns, charge-offs and loan sales.

Total loans were $9.0 billion at quarter-end, compared to $8.9 billion at March 31, 2010 and $9.1 billion at December 31, 2010. Total assets were $12.5 billion at March 31, 2011, compared to $12.8 billion at March 31, 2010, and $12.5 billion at December 31, 2010.

Total deposits were $10.6 billion at March 31, 2011, compared to $10.6 billion at March 31, 2010, and $10.5 billion at December 31, 2010. Client deposits were $10.0 billion at the end of the first quarter 2011, compared to $9.9 billion at the end of first quarter 2010 and at December 31, 2010.

Client deposits at March 31, 2011, included $2.4 billion in non-interest bearing deposits. Overall cost of funds has benefited from favorable changes in the deposit mix, improved pricing and the increase of demand deposits.

The Company’s investment securities portfolio was $1.9 billion at March 31, 2011, compared to $1.8 billion at March 31, 2010, and $1.9 billion at December 31, 2010. Net unrealized gains were $30.5 million, compared to $53.7 million at the end of the first quarter 2010 and $32.0 million at the end of the fourth quarter 2010. The securities portfolio is primarily composed of U.S. government agency backed mortgage pools, agency collateralized mortgage obligations, and investment grade municipal bonds.

Federal funds sold and other short-term investments, primarily cash on deposit with the Federal Reserve, were $621.2 million at the end of the first quarter 2011, compared to $1.1 billion at the end of first quarter 2010 and $541.3 million in the fourth quarter 2010. These levels fluctuate based on the anticipated liquidity needs of our commercial clients.

Capital

As of March 31, 2011, the Company’s total risk-based capital ratio was 14.55 percent, the Tier 1 risk-based capital ratio was 12.41 percent, and the leverage ratio was 10.91 percent. Tier 1 common capital ratio was 7.97 percent and tangible common equity ratio was 7.17 percent at the end of the first quarter 2011.

Quarterly Conference Call and Webcast Presentation

PrivateBancorp will host a conference call on Tuesday, April 26, 2011, at 10 a.m. CT. The call may be accessed by telephone at (888) 782-9127 (U.S. and Canada) or (706) 634-5643 (International) and entering passcode #54077150. A live webcast of the call can be accessed on the Company website at www.theprivatebank.com by visiting the Investor Relations tab under the About Us section. A rebroadcast will be available beginning approximately two hours after the call until midnight on April 30, 2011, by calling (800) 642-1687 (U.S. and Canada) or (706) 645-9291 (International) and entering passcode #54077150.

About PrivateBancorp, Inc.

PrivateBancorp, Inc., through its subsidiaries, delivers customized business and personal financial services to middle-market companies, as well as business owners, executives, entrepreneurs and families in all of the markets and communities we serve. As of March 31, 2011, the Company had 34 offices in 10 states and $12.5 billion in assets. The Company website is www.theprivatebank.com.

Forward-Looking Statements

Statements contained in this press release that are not historical facts may constitute forward-looking statements within the meaning of federal securities laws. Our ability to predict results or the actual effects of future plans, strategies or events is inherently uncertain. Factors which could cause actual results to differ from those reflected in forward-looking statements include, but are not limited to: unforeseen credit quality problems or further deterioration in asset quality that could result in charge-offs greater than we have anticipated in our allowance for loan losses; adverse developments impacting one or more large credits; the extent of further deterioration in commercial real estate values in our market areas, particularly in Chicago; difficulties in resolving problem credits or slower than anticipated dispositions of OREO which may result in increased losses or significantly higher credit costs; slower than anticipated economic recovery or further deterioration in economic conditions; weakness in the commercial and industrial sector; unanticipated withdrawals of significant client deposits; lack of sufficient or cost-effective sources of liquidity or funding; the terms and availability of capital when and to the extent necessary or required to repay TARP or otherwise; loss of key personnel or an inability to recruit and retain appropriate talent; potential for significant charges if our deferred tax or goodwill assets suffer impairment; unanticipated changes in interest rates or significant tightening of credit spreads; competitive pricing pressures; uncertainty regarding implications of the Dodd-Frank Act and the rules and regulations to be adopted in connection with implementation of the legislation, including evolving regulatory capital standards; other legislative, regulatory or accounting changes affecting financial services companies and/or the products and services offered by financial services companies; uncertainties related to potential costs associated with pending litigation; or failures or disruptions to our data processing or other information or operational systems. These factors should be considered in evaluating forward-looking statements and undue reliance should not be placed on our forward-looking statements. Forward-looking statements speak only as of the date they are made, and the Company assumes no obligation to update publicly any of these statements in light of future events unless required under the federal securities laws.

Non-GAAP Measures

This press release contains both financial measures based on accounting principles generally accepted in the United States (GAAP) and non-GAAP based financial measures. The Company believes that these non-GAAP financial measures provide information useful to investors in understanding the underlying operational performance of the Company, its business, and performance trends and facilitates comparisons with the performance of others in the banking industry. If non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconcilement to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Editor’s Note: Financial highlights attached.

Quarterly Consolidated Income Statements Unaudited (Amounts in thousands except per share data)

	1Q11	4Q10	3Q10	2Q10	1Q10
Interest Income
Loans, including fees	$105,647	$105,375	$105,608	$112,839	$111,062
Federal funds sold and other short-term investments	336	366	376	664	544
Securities:
Taxable	15,390	15,453	16,996	16,417	15,450
Exempt from Federal income taxes	1,486	1,644	1,661	1,752	1,718

Total interest income	122,859	122,838	124,641	131,672	128,774

Interest Expense
Interest-bearing demand deposits	642	702	675	805	966
Savings deposits and money market accounts	6,662	7,437	8,512	9,368	9,114
Brokered and time deposits	6,692	7,367	8,130	9,537	11,424
Short-term borrowings	827	962	1,297	1,383	1,446
Long-term debt	5,483	6,023	7,068	7,247	7,505

Total interest expense	20,306	22,491	25,682	28,340	30,455

Net interest income	102,553	100,347	98,959	103,332	98,319
Provision for loan and covered loan losses	37,578	35,166	41,435	45,392	72,548

Net interest income after provision for loan and covered loan losses	64,975	65,181	57,524	57,940	25,771

Non-interest Income
Trust and investments	4,662	4,574	4,306	4,836	4,424
Mortgage banking	1,402	3,479	2,790	1,797	2,121
Capital markets products	4,489	6,791	3,104	4,113	278
Treasury management	4,751	4,625	4,406	4,281	3,608
Loan and credit related fees	5,898	4,710	4,234	4,128	3,453
Other income, service charges, and fees	2,058	1,377	1,491	983	1,155
Net securities gains (losses)	367	9,309	3,029	(185)	29

Total non-interest income	23,627	34,865	23,360	19,953	15,068

Non-interest Expense
Salaries and employee benefits	38,557	38,577	34,412	37,485	39,389
Net occupancy expense	7,532	7,385	7,508	7,747	7,295
Technology and related costs	2,661	2,447	2,310	2,424	3,043
Marketing	1,943	1,997	2,039	2,363	2,102
Professional services	2,334	3,020	2,708	3,000	4,203
Outsourced servicing costs	2,154	1,950	2,038	2,298	1,521
Net foreclosed property expenses	6,306	7,028	3,075	3,686	1,403
Postage, telephone, and delivery	888	1,049	779	866	965
Insurance	7,340	8,348	7,113	5,654	5,419
Loan and collection expense	2,553	4,029	3,405	4,610	2,579
Other expenses	3,081	6,318	2,690	5,869	5,452

Total non-interest expense	75,349	82,148	68,077	76,002	73,371

Income (loss) before income taxes	13,253	17,898	12,807	1,891	(32,532)
Income tax provision (benefit)	2,279	5,919	4,786	(766)	(11,676)

Net income (loss)	10,974	11,979	8,021	2,657	(20,856)
Net income (loss) attributable to noncontrolling interests	72	67	71	76	70

Net income (loss) attributable to controlling interests	10,902	11,912	7,950	2,581	(20,926)
Preferred stock dividends and discount accretion	3,415	3,409	3,405	3,399	3,394

Net income (loss) available to common stockholders	$7,487	$8,503	$4,545	$(818)	$(24,320)

Per Common Share Data
Basic	$0.10	$0.12	$0.06	$(0.01)	$(0.35)
Diluted	$0.10	$0.12	$0.06	$(0.01)	$(0.35)
Common dividends per share	$0.01	$0.01	$0.01	$0.01	$0.01
Weighted-average shares outstanding	70,347	70,098	70,067	69,995	69,933
Weighted-average diluted shares outstanding	70,670	70,135	70,097	69,995	69,933

Note 1: Due to the net loss available to common stockholders reported for the first and second quarters 2010, all potentially dilutive common stock equivalents were excluded from the diluted net loss per share computation as their inclusion would have been antidilutive.

Note 2: Certain reclassifications have been made to prior period financial statements to place them on a basis comparable with the current period financial statements.

Consolidated Balance Sheets (Dollars in thousands)

	03/31/11	12/31/10	09/30/10	06/30/10	03/31/10
	unaudited	audited	unaudited	unaudited	unaudited
Assets
Cash and due from banks	$181,738	$112,772	$144,298	$111,997	$107,618
Fed funds sold and other short-term investments	621,206	541,316	532,637	769,803	1,146,814
Loans held for sale	22,611	30,758	44,271	20,762	16,224
Securities available-for-sale, at fair value	1,892,304	1,881,786	2,033,527	2,029,962	1,769,138
Non-marketable equity investments	23,490	23,537	25,587	33,825	29,475
Loans - excluding covered assets, net of unearned fees	9,037,067	9,114,357	8,992,129	8,851,439	8,898,228
Allowance for loan losses	(218,237)	(222,821)	(223,392)	(232,411)	(236,851)

Loans, net of allowance for loan losses and unearned fees	8,818,830	8,891,536	8,768,737	8,619,028	8,661,377

Covered assets	364,372	397,210	419,865	434,828	468,939
Allowance for covered loan losses	(19,738)	(15,334)	(12,174)	(5,176)	(5,176)

Covered assets, net of allowance for covered loan losses	344,634	381,876	407,691	429,652	463,763

Other real estate owned	93,770	88,728	90,944	68,693	60,755
Premises, furniture, and equipment, net	39,019	40,975	42,347	40,599	41,350
Accrued interest receivable	33,960	33,854	34,697	35,278	34,766
Investment in bank owned life insurance	49,799	49,408	48,950	48,521	48,101
Goodwill	94,609	94,621	94,633	94,646	94,658
Other intangible assets	16,464	16,840	17,242	17,655	18,070
Derivative assets	87,273	100,250	128,891	113,493	85,152
Other assets	177,735	177,364	169,513	177,126	202,975

Total assets	$12,497,442	$12,465,621	$12,583,965	$12,611,040	$12,780,236

Liabilities
Demand deposits:
Non-interest-bearing	$2,438,709	$2,253,661	$2,173,419	$2,090,222	$1,886,427
Interest-bearing	540,215	616,761	614,049	738,631	714,700
Savings deposits and money market accounts	4,831,253	4,821,823	5,039,970	5,066,653	4,691,170
Brokered deposits	1,467,196	1,450,827	1,241,366	1,236,589	1,831,306
Time deposits	1,348,603	1,392,357	1,461,668	1,437,204	1,498,322

Total deposits	10,625,976	10,535,429	10,530,472	10,569,299	10,621,925
Short-term borrowings	88,468	118,561	179,651	164,069	241,293
Long-term debt	409,793	414,793	439,566	473,720	498,874
Accrued interest payable	5,529	5,968	7,603	7,727	10,357
Derivative liabilities	88,351	102,018	132,594	116,599	86,873
Other liabilities	41,193	60,942	48,940	43,534	100,687

Total liabilities	11,259,310	11,237,711	11,338,826	11,374,948	11,560,009

Equity
Preferred stock	239,270	238,903	238,542	238,185	237,833
Common stock	71,036	70,972	70,657	70,630	70,500
Treasury stock	(20,312)	(20,054)	(19,023)	(19,003)	(18,595)
Additional paid-in capital	959,135	954,977	950,721	946,981	944,095
Accumulated deficit	(30,223)	(36,999)	(44,784)	(48,638)	(47,112)
Accumulated other comprehensive income, net of tax	19,121	20,078	48,776	47,758	33,403

Total stockholders’ equity	1,238,027	1,227,877	1,244,889	1,235,913	1,220,124

Noncontrolling interests	105	33	250	179	103

Total equity	1,238,132	1,227,910	1,245,139	1,236,092	1,220,227

Total liabilities and equity	$12,497,442	$12,465,621	$12,583,965	$12,611,040	$12,780,236

Selected Financial Data Unaudited (Amounts in thousands except per share data)

1Q11	4Q10	3Q10	2Q10	1Q10
Selected Statement of Income Data:
Net interest income	$102,553	$100,347	$98,959	$103,332	$98,319
Net revenue (1) (2)	$126,970	$136,088	$123,210	$124,209	$114,273
Operating profit (1) (2)	$51,621	$53,940	$55,133	$48,207	$40,902
Income (loss) before taxes	$13,253	$17,898	$12,807	$1,891	$(32,532)
Net income (loss) available to common stockholders	$7,487	$8,503	$4,545	$(818)	$(24,320)

Per Common Share Data:
Basic earnings (loss) per share	$0.10	$0.12	$0.06	$(0.01)	$(0.35)
Diluted earnings (loss) per share (3)	$0.10	$0.12	$0.06	$(0.01)	$(0.35)
Dividends	$0.01	$0.01	$0.01	$0.01	$0.01
Book value (period end) (1)	$13.98	$13.87	$14.10	$13.98	$13.77
Tangible book value (period end) (1) (2)	$12.43	$12.30	$12.53	$12.40	$12.19
Market value (close)	$15.29	$14.38	$11.39	$11.08	$13.70
Book value multiple	1.09	x	1.04	x	0.81	x	0.79	x	0.99	x

Share Data:
Weighted average common shares outstanding	70,347	70,098	70,067	69,995	69,933
Diluted average common shares outstanding (3)	70,670	70,135	70,097	69,995	69,933
Common shares issued (at period end)	72,096	71,979	71,964	71,978	71,877
Common shares outstanding (at period end)	71,428	71,327	71,386	71,403	71,333

Performance Ratios:
Return on average assets	0.35%	0.38%	0.25%	0.08%	-0.68%
Return on average common equity	3.03%	3.31%	1.77%	-0.33%	-9.86%
Net interest margin - tax-equivalent (1) (2)	3.46%	3.33%	3.28%	3.39%	3.33%
Covered asset accretion contribution to net interest margin	0.05%	0.05%	0.03%	0.28%	0.25%
Net interest margin, excluding impact of covered asset accretion	3.41%	3.28%	3.25%	3.11%	3.08%
Fee revenue as a percent of total revenue (1)	18.49%	20.30%	17.04%	16.31%	13.27%
Non-interest income to average assets	0.77%	1.11%	0.74%	0.63%	0.49%
Non-interest expense to average assets	2.44%	2.61%	2.16%	2.39%	2.39%
Net overhead ratio (1)	1.68%	1.50%	1.42%	1.76%	1.90%
Efficiency ratio (1) (2)	59.34%	60.36%	55.25%	61.19%	64.21%

Selected Information:
Assets under management and administration (1)	$4,313,843	$4,271,602	$4,023,821	$3,746,934	$3,983,066
Credit valuation adjustment (1)	$817	$1,826	$(830)	$(1,271)	$(1,333)

Balance Sheet Ratios:
Loans to Deposits (period end) (4)	85.05%	86.51%	85.39%	83.75%	83.77%
Average interest-earning assets to average interest-bearing liabilities	134.88%	134.76%	133.96%	130.58%	129.96%

Capital Ratios (period end):
Total risk-based (1)	14.55%	14.18%	14.40%	14.83%	14.91%
Tier 1 risk-based (1)	12.41%	12.06%	12.25%	12.43%	12.49%
Leverage (1)	10.91%	10.78%	10.71%	10.39%	10.57%
Tier 1 common capital (1) (2)	7.97%	7.69%	7.79%	7.86%	7.86%
Tangible common equity to tangible assets (1) (2)	7.17%	7.10%	7.17%	7.09%	6.87%
Total equity to total assets	9.91%	9.85%	9.89%	9.80%	9.55%

(1)	Refer to Glossary of Terms for definition.
(2)	This is a non-U.S. GAAP measure, refer to Non-U.S. GAAP Measures for a reconciliation from non-U.S. GAAP to U.S. GAAP.
(3)	For the first and second quarters 2010, diluted shares are equal to basic shares due to the net loss. The calculation of diluted earnings per share for those periods results in anti-dilution.
(4)	Excludes covered assets. Refer to Glossary of Terms for definition.

Note: Prior period net interest margin computations were modified to conform with the current period presentation.

Loan Composition (excluding covered assets(1)) (Dollars in thousands)

	03/31/11	% of Total	12/31/10	% of Total	09/30/10	% of Total	06/30/10	% of Total	03/31/10	% of Total
	unaudited		audited		unaudited		unaudited		unaudited
Commercial and industrial	$4,079,874	45%	$4,015,257	44%	$3,850,498	43%	$3,564,504	40%	$3,504,531	39%
Commercial - owner-occupied CRE	990,342	11%	897,620	10%	774,678	9%	790,629	9%	783,671	9%

Total commercial	5,070,216	56%	4,912,877	54%	4,625,176	52%	4,355,133	49%	4,288,202	48%

Commercial real estate	2,289,259	25%	2,400,923	26%	2,534,600	28%	2,604,977	30%	2,657,357	30%
Commercial real estate - multi-family	451,685	5%	457,246	5%	471,989	5%	502,708	6%	520,186	6%

Total commercial real estate	2,740,944	30%	2,858,169	31%	3,006,589	33%	3,107,685	36%	3,177,543	36%

Construction	464,253	5%	530,733	6%	556,960	6%	571,437	7%	600,226	7%
Residential real estate	314,082	4%	319,146	4%	324,434	4%	309,001	3%	316,012	4%
Home equity	188,900	2%	197,179	2%	197,977	2%	203,053	2%	212,421	2%
Personal	258,672	3%	296,253	3%	280,993	3%	305,130	3%	303,824	3%

Total loans	$9,037,067	100%	$9,114,357	100%	$8,992,129	100%	$8,851,439	100%	$8,898,228	100%

Commercial Real Estate and Construction Loans Portfolio by Collateral Type

Unaudited

	03/31/11		12/31/10
	Amount	% of Total	Amount	% of Total
Commercial Real Estate Portfolio
Land	$297,373	11%	$311,464	11%
Residential 1-4 family	136,632	5%	139,689	5%
Multi-family	451,685	16%	457,246	16%
Industrial/warehouse	384,127	14%	391,694	14%
Office	525,013	19%	531,193	18%
Retail	420,766	15%	450,135	16%
Health care	79,854	3%	114,545	4%
Mixed use/other	445,494	17%	462,203	16%

Total commercial real estate	$2,740,944	100%	$2,858,169	100%

Construction Portfolio
Land	$51,681	11%	$46,036	9%
Residential 1-4 family	24,588	5%	30,698	6%
Multi-family	77,117	17%	77,685	15%
Industrial/warehouse	34,505	7%	34,703	7%
Office	83,629	18%	92,369	17%
Retail	78,155	17%	92,268	17%
Mixed use/other	114,578	25%	156,974	29%

Total construction	$464,253	100%	$530,733	100%

(1)	Refer to Glossary of Terms for definition.

Asset Quality (excluding covered assets(1)) Unaudited (Dollars in thousands)

	1Q11	4Q10	3Q10	2Q10	1Q10
Credit Quality Key Ratios
Net charge-offs to average loans	1.83%	1.54%	2.17%	2.24%	2.55%
Total nonperforming loans to total loans	3.95%	4.01%	4.13%	4.18%	4.28%
Total nonperforming assets to total assets	3.61%	3.65%	3.67%	3.48%	3.46%
Nonaccrual loans to:
total loans	3.95%	4.01%	4.13%	4.18%	4.28%
total assets	2.86%	2.94%	2.95%	2.94%	2.98%
Allowance for loan losses to:
total loans	2.41%	2.44%	2.48%	2.63%	2.66%
nonperforming loans	61%	61%	60%	63%	62%
nonaccrual loans	61%	61%	60%	63%	62%

Nonperforming assets
Loans past due 90 days and accruing	$—	$—	$—	$—	$—
Nonaccrual loans	356,932	365,880	371,156	370,179	381,207
OREO	93,770	88,728	90,944	68,693	60,755

Total nonperforming assets	$450,702	$454,608	$462,100	$438,872	$441,962

Restructured loans accruing interest	$100,895	$87,576	$53,397	$4,030	$3,840

Nonperforming Loans Rollforward
Beginning balance	$365,880	$371,156	$370,179	$381,207	$395,447
Additions:
New nonaccrual loans	95,275	108,526	123,557	130,400	84,919
Reductions:
Return to performing status	(11,059)	(6,564)	(5,969)	(17,984)	(12,383)
Paydowns and payoffs, net	(16,301)	(18,852)	(18,208)	(33,733)	(5,708)
Net sales	(11,288)	(10,595)	(3,200)	(8,043)	—
Transfer to OREO	(23,655)	(39,795)	(44,979)	(31,480)	(23,996)
Charge-offs, net	(41,920)	(37,996)	(50,224)	(50,188)	(57,072)

Total reductions	(104,223)	(113,802)	(122,580)	(141,428)	(99,159)

Balance at end of period	$356,932	$365,880	$371,156	$370,179	$381,207

OREO Rollforward
Beginning balance	$88,728	$90,944	$68,693	$60,755	$41,497
New foreclosed property	23,661	40,178	44,979	31,688	24,135
Valuation adjustments	(4,762)	(1,994)	(1,385)	(2,108)	(1,101)
Disposals:
Sales proceeds	(12,277)	(40,076)	(20,277)	(21,514)	(3,942)
Net (loss) gain on sale	(1,580)	(324)	(1,066)	(128)	166

Balance at end of period	$93,770	$88,728	$90,944	$68,693	$60,755

Restructured Loans Accruing Interest Rollforward
Beginning balance	$87,576	$53,397	$4,030	$3,840	$—
Additions:
New restructured loans accruing interest	19,328	45,582	49,404	—	3,840
Advances	—	1,215	—	190	—
Reductions:
Paydowns and payoffs	(1,535)	(181)	(37)	—	—
Move to nonperforming loans	(4,474)	(12,437)	—	—	—

Balance at end of period	$100,895	$87,576	$53,397	$4,030	$3,840

(1)	Refer to Glossary of Terms for definition.

Asset Quality (excluding covered assets(1)) Unaudited (Dollars in thousands)

Credit Quality Indicators

	Special Mention	% of Loan Type	Potential Problem Loans	% of Loan Type	Non- Performing Loans	% of Loan Type	Total Loans
As of March 31, 2011
Transformational
Commercial	$29,991	0.7%	$150,452	3.4%	$58,013	1.3%	$4,471,032
Commercial real estate	84,403	6.7%	121,080	9.7%	7,272	0.6%	1,253,286
Construction	21,611	6.8%	21,774	6.9%	15,308	4.8%	317,317
Residential real estate	1,219	1.2%	5,723	5.7%	272	0.3%	100,137
Home equity	—	—	346	1.1%	—	—	31,390
Personal	—	—	934	0.7%	—	—	125,599

Total transformational	$137,224	2.2%	$300,309	4.8%	$80,865	1.3%	$6,298,761

Legacy
Commercial	$28,107	4.7%	$34,719	5.8%	$20,018	3.3%	$599,184
Commercial real estate	81,614	5.5%	152,548	10.3%	184,062	12.4%	1,487,658
Construction	15,453	10.5%	10,378	7.1%	26,335	17.9%	146,936
Residential real estate	8,917	4.2%	9,469	4.4%	16,597	7.8%	213,945
Home equity	3,121	2.0%	8,410	5.3%	11,397	7.2%	157,510
Personal	1,083	0.8%	2,311	1.7%	17,658	13.3%	133,073

Total legacy	$138,295	5.1%	$217,835	8.0%	$276,067	10.1%	$2,738,306

Total	$275,519	3.0%	$518,144	5.7%	$356,932	3.9%	$9,037,067

As of December 31, 2010
Transformational
Commercial	$85,039	2.0%	$121,816	2.8%	$51,097	1.2%	$4,280,467
Commercial real estate	87,495	6.8%	125,497	9.7%	10,309	0.8%	1,295,380
Construction	37,590	11.7%	21,774	6.8%	105	*	320,151
Residential real estate	1,214	1.4%	5,888	6.8%	35	*	86,473
Home equity	—	—	346	1.2%	—	—	28,356
Personal	—	—	1,280	1.0%	—	—	132,813

Total transformational	$211,338	3.4%	$276,601	4.5%	$61,546	1.0%	$6,143,640

Legacy
Commercial	$26,891	4.3%	$52,013	8.2%	$31,049	4.9%	$632,410
Commercial real estate	115,577	7.4%	134,545	8.6%	192,415	12.3%	1,562,789
Construction	30,325	14.4%	23,345	11.1%	33,298	15.8%	210,582
Residential real estate	8,748	3.8%	9,213	4.0%	14,806	6.4%	232,673
Home equity	3,757	2.2%	10,926	6.5%	8,195	4.9%	168,823
Personal	2,198	1.3%	947	0.6%	24,571	15.0%	163,440

Total legacy	$187,496	6.3%	$230,989	7.8%	$304,334	10.2%	$2,970,717

Total	$398,834	4.4%	$507,590	5.6%	$365,880	4.0%	$9,114,357

(1)	Refer to Glossary of Terms for definition.
*	Less than 0.1%.

Asset Quality (excluding covered assets(1)) Unaudited (Dollars in thousands)

Nonaccrual Loans Stratification

	$5.0 Million or More	$3.0 to $4.9 Million	$1.5 to $2.9 Million	Under $1.5 Million	Total
As of March 31, 2011
Amount:
Commercial	$51,468	$7,950	$5,113	$13,500	$78,031
Commercial real estate	75,416	28,384	38,306	49,228	191,334
Construction	20,397	4,551	8,654	8,041	41,643
Residential real estate	—	7,789	—	9,080	16,869
Personal and home equity	11,049	—	3,766	14,240	29,055

Total	$158,330	$48,674	$55,839	$94,089	$356,932

Number of borrowers:
Commercial	4	2	2	43	51
Commercial real estate	10	7	18	85	120
Construction	2	1	4	13	20
Residential real estate	—	2	—	16	18
Personal and home equity	1	—	2	35	38

Total	17	12	26	192	247

As of December 31, 2010
Amount:
Commercial	$50,300	$8,420	$7,861	$15,565	$82,146
Commercial real estate	61,718	52,856	33,912	54,238	202,724
Construction	11,733	4,434	8,383	8,853	33,403
Residential real estate	—	4,790	—	10,051	14,841
Personal and home equity	15,491	4,419	1,932	10,924	32,766

Total	$139,242	$74,919	$52,088	$99,631	$365,880

Number of borrowers:
Commercial	4	2	3	50	59
Commercial real estate	9	13	16	92	130
Construction	2	1	4	14	21
Residential real estate	—	1	—	17	18
Personal and home equity	1	1	1	28	31

Total	16	18	24	201	259

Restructured Loans Accruing Interest Stratification
	$5.0 Million or More	$3.0 to $4.9 Million	$1.5 to $2.9 Million	Under $1.5 Million	Total
As of March 31, 2011
Amount:
Commercial	$5,265	$3,342	$1,774	$4,669	$15,050
Commercial real estate	41,479	10,048	8,724	7,169	67,420
Construction	—	3,094	—	—	3,094
Residential real estate	—	—	—	796	796
Personal and home equity	12,984	—	—	1,551	14,535

Total	$59,728	$16,484	$10,498	$14,185	$100,895

Number of borrowers:
Commercial	1	1	1	10	13
Commercial real estate	3	3	4	10	20
Construction	—	1	—	—	1
Residential real estate	—	—	—	1	1
Personal and home equity	1	—	—	4	5

Total	5	5	5	25	40

As of December 31, 2010
Amount:
Commercial	$—	$—	$4,553	$3,464	$8,017
Commercial real estate	41,659	7,064	4,662	6,634	60,019
Construction	—	3,112	—	1,236	4,348
Residential real estate	—	—	—	798	798
Personal and home equity	13,114	—	—	1,280	14,394

Total	$54,773	$10,176	$9,215	$13,412	$87,576

Number of borrowers:
Commercial	—	—	2	7	9
Commercial real estate	3	2	2	9	16
Construction	—	1	—	1	2
Residential real estate	—	—	—	1	1
Personal and home equity	1	—	—	1	2

Total	4	3	4	19	30

(1)	Refer to Glossary of Terms for definition.

Loan Portfolio Aging (excluding covered assets(1)) Unaudited (Dollars in thousands)

	Current	30-59 Days Past Due	60-89 Days Past Due	90 Days Past Due and Accruing	Nonaccrual	Total Loans
As of March 31, 2011
Loan balances:
Commercial	$4,988,049	$3,997	$139	$—	$78,031	$5,070,216
Commercial real estate	2,519,419	23,409	6,782	—	191,334	2,740,944
Construction	417,775	4,835	—	—	41,643	464,253
Residential real estate	296,064	753	396	—	16,869	314,082
Personal and home equity	413,661	1,921	2,935	—	29,055	447,572

Total loans	$8,634,968	$34,915	$10,252	$—	$356,932	$9,037,067

Aging as a percent of loan balance:
Commercial	98.38%	0.08%	—	—	1.54%	100.00%
Commercial real estate	91.92%	0.85%	0.25%	—	6.98%	100.00%
Construction	89.99%	1.04%	—	—	8.97%	100.00%
Residential real estate	94.26%	0.24%	0.13%	—	5.37%	100.00%
Personal and home equity	92.42%	0.43%	0.66%	—	6.49%	100.00%

Total loans	95.55%	0.39%	0.11%	—	3.95%	100.00%

	1Q11	4Q10	3Q10	2Q10	1Q10

Nonaccrual loans:
Commercial	$78,031	$82,146	$87,800	$90,364	$68,509
Commercial real estate	191,334	202,724	213,975	214,365	212,758
Construction	41,643	33,403	33,589	37,859	59,335
Residential real estate	16,869	14,841	9,101	9,717	16,776
Personal and home equity	29,055	32,766	26,691	17,874	23,829

Total	$356,932	$365,880	$371,156	$370,179	$381,207

Nonaccrual loans as a percent of total loan type:
Commercial	1.54%	1.67%	1.90%	2.07%	1.60%
Commercial real estate	6.98%	7.09%	7.12%	6.90%	6.70%
Construction	8.97%	6.29%	6.03%	6.63%	9.89%
Residential real estate	5.37%	4.65%	2.81%	3.14%	5.31%
Personal and home equity	6.49%	6.64%	5.57%	3.52%	4.62%

Total	3.95%	4.01%	4.13%	4.18%	4.28%

Loans past due 60-89 days and still accruing:
Commercial	$139	$759	$435	$3,620	$4,245
Commercial real estate	6,782	12,346	8,864	14,884	35,454
Construction	—	1,895	6,200	—	6,400
Residential real estate	396	4,098	2,767	1,347	170
Personal and home equity	2,935	4,033	1,104	1,147	2,112

Total	$10,252	$23,131	$19,370	$20,998	$48,381

Loans past due 60-89 days and still accruing as a percent of total loan type:
Commercial	—	0.02%	0.01%	0.08%	0.10%
Commercial real estate	0.25%	0.43%	0.29%	0.48%	1.12%
Construction	—	0.36%	1.11%	—	1.07%
Residential real estate	0.13%	1.28%	0.85%	0.44%	0.05%
Personal and home equity	0.66%	0.80%	0.23%	0.23%	0.41%

Total	0.11%	0.27%	0.22%	0.24%	0.54%

Loans past due 30-59 days and still accruing:
Commercial	$3,997	$1,024	$2,772	$2,741	$11,641
Commercial real estate	23,409	10,264	18,869	26,073	36,740
Construction	4,835	—	3,327	258	3,252
Residential real estate	753	180	1,174	—	6,656
Personal and home equity	1,921	14,098	2,188	2,065	2,189

Total	$34,915	$25,566	$28,330	$31,137	$60,478

Loans past due 30-59 days and still accruing as a percent of total loan type:
Commercial	0.08%	0.02%	0.06%	0.06%	0.27%
Commercial real estate	0.85%	0.36%	0.63%	0.84%	1.16%
Construction	1.04%	—	0.60%	0.05%	0.54%
Residential real estate	0.24%	0.06%	0.36%	—	2.11%
Personal and home equity	0.43%	2.86%	0.46%	0.41%	0.42%

Total	0.39%	0.28%	0.32%	0.35%	0.68%

(1)	Refer to Glossary of Terms for definition.

Foreclosed Real Estate (OREO), excluding covered assets(1) Unaudited (Dollars in thousands)

OREO Properties by Type

	March 31, 2011		December 31, 2010
	Number of Properties	Amount	Number of Properties	Amount
Single family homes	24	$18,219	24	$21,534
Land parcels	322	37,079	320	34,122
Multi-family	13	8,464	14	6,061
Office/industrial	24	25,544	20	26,511
Retail	4	4,464	1	500

Total	387	$93,770	379	$88,728

OREO Property Location

	Illinois	Georgia	Michigan	South Eastern(2)	Other	Total
March 31, 2011

Single family homes	$16,054	$139	$1,954	$—	$72	$18,219
Land parcels	12,325	5,706	4,531	10,396	4,121	37,079
Multi-family	5,854	—	2,610	—	—	8,464
Office/industrial	14,613	1,044	2,193	3,864	3,830	25,544
Retail	1,259	892	2,313	—	—	4,464

Total	$50,105	$7,781	$13,601	$14,260	$8,023	$93,770

December 31, 2010

Single family homes	$14,943	$139	$6,194	$—	$258	$21,534
Land parcels	10,874	4,772	3,626	10,396	4,454	34,122
Multi-family	5,166	—	895	—	—	6,061
Office/industrial	13,505	1,104	3,787	4,573	3,542	26,511
Retail	500	—	—	—	—	500

Total	$44,988	$6,015	$14,502	$14,969	$8,254	$88,728

(1)	Refer to Glossary of Terms for definition.
(2)	Represents the southeastern states of Arkansas and Florida.

Allowance for Loan Losses (excluding covered assets(1)) Unaudited (Dollars in thousands)

	1Q11	4Q10	3Q10	2Q10	1Q10
Change in allowance for loan losses:
Balance at beginning of period	$222,821	$223,392	$232,411	$236,851	$221,688
Loans charged-off:
Commercial	$(4,200)	$(3,050)	$(2,541)	$(8,440)	$(18,129)
Commercial real estate	(29,409)	(21,909)	(31,809)	(24,956)	(21,793)
Construction	(62)	(1,709)	(4,882)	(10,644)	(10,264)
Residential real estate	(386)	(544)	(1,715)	(886)	(1,590)
Home equity	(1,447)	(1,234)	(736)	(651)	(1,087)
Personal	(6,787)	(8,602)	(8,939)	(6,346)	(4,584)

Total charge-offs	(42,291)	(37,048)	(50,622)	(51,923)	(57,447)

Recoveries on loans previously charged-off:
Commercial	$465	$1,243	$730	$664	$330
Commercial real estate	272	75	304	896	53
Construction	97	274	131	444	134
Residential real estate	2	12	4	11	6
Home equity	10	79	9	3	4
Personal	155	259	394	73	17

Total recoveries	1,001	1,942	1,572	2,091	544

Net charge-offs	(41,290)	(35,106)	(49,050)	(49,832)	(56,903)
Provisions charged to operating expense	36,706	34,535	40,031	45,392	72,066

Balance at end of period	$218,237	$222,821	$223,392	$232,411	$236,851

Allocation of allowance for loan losses:
General allocated reserve:
Commercial	$50,250	$52,100	$50,863	$55,408	$55,324
Commercial real estate	75,500	72,850	75,701	76,193	77,698
Construction	12,900	16,000	17,048	17,869	18,479
Residential real estate	4,425	4,275	3,842	3,999	3,658
Home equity	3,425	3,150	2,312	2,552	2,664
Personal	3,325	3,475	4,910	5,602	5,909

Total allocated	$149,825	$151,850	$154,676	$161,623	$163,732
Specific reserve	68,412	70,971	68,716	70,788	73,119
Unallocated reserve	—	—	—	—	—

Total	$218,237	$222,821	$223,392	$232,411	$236,851

Allocation of reserve by a percent of total allowance for loan losses:
General allocated reserve:
Commercial	23%	23%	23%	24%	23%
Commercial real estate	35%	33%	34%	33%	33%
Construction	6%	7%	8%	8%	8%
Residential real estate	2%	2%	2%	2%	2%
Home equity	2%	1%	1%	1%	1%
Personal	2%	2%	2%	2%	2%

Total allocated	70%	68%	70%	70%	69%
Specific reserve	30%	32%	30%	30%	31%
Unallocated reserve	—	—	—	—	—

Total	100%	100%	100%	100%	100%

Allowance for loan losses to:
total loans	2.41%	2.44%	2.48%	2.63%	2.66%
nonperforming loans	61%	61%	60%	63%	62%
nonaccrual loans	61%	61%	60%	63%	62%

(1)	Refer to Glossary of Terms for definition.

Deposits (Dollars in thousands)

	03/31/11	% of Total	12/31/10	% of Total	09/30/10	% of Total	06/30/10	% of Total	03/31/10	% of Total
	unaudited		audited		unaudited		unaudited		unaudited
Non-interest bearing deposits	$2,438,709	23%	$2,253,661	21%	$2,173,419	20%	$2,090,222	20%	$1,886,427	18%
Interest-bearing deposits	540,215	5%	616,761	6%	614,049	6%	738,631	7%	714,700	7%
Savings deposits	203,550	2%	190,685	2%	178,533	2%	170,087	1%	163,613	1%
Money market accounts	4,627,703	44%	4,631,138	44%	4,861,437	46%	4,896,566	46%	4,527,557	43%
Brokered deposits:
Traditional	455,473	4%	329,107	3%	150,183	1%	103,774	1%	294,346	3%
Client CDARS (1)	888,676	8%	852,458	8%	828,508	8%	1,013,115	10%	1,129,471	10%
Non-client CDARS (1)	123,047	1%	269,262	3%	262,675	3%	119,700	1%	407,489	4%

Total brokered deposits	1,467,196	13%	1,450,827	14%	1,241,366	12%	1,236,589	12%	1,831,306	17%
Time deposits	1,348,603	13%	1,392,357	13%	1,461,668	14%	1,437,204	14%	1,498,322	14%

Total deposits	$10,625,976	100%	$10,535,429	100%	$10,530,472	100%	$10,569,299	100%	$10,621,925	100%

Client deposits (1)	$10,047,456	95%	$9,937,060	94%	$10,117,614	96%	$10,345,825	98%	$9,920,090	93%

(1)	Refer to Glossary of Terms for definition.

Net Interest Margin
Unaudited
(Dollars in thousands)

	Three Months Ended March 31,
	2011			2010
	Average Balance	Interest (1)	Rate	Average Balance	Interest (1)	Rate
Assets:
Fed funds sold and other short-term investments	$517,641	$336	0.26%	$757,463	$544	0.29%
Securities:
Taxable	1,734,347	15,390	3.55%	1,456,165	15,450	4.24%
Tax-exempt (2)	149,260	2,276	6.10%	161,507	2,604	6.45%

Total securities	1,883,607	17,666	3.75%	1,617,672	18,054	4.46%

Loans, excluding covered assets:
Commercial	5,021,733	57,746	4.60%	4,327,508	49,813	4.60%
Commercial real estate	2,842,014	29,929	4.21%	3,089,518	33,558	4.34%
Construction	516,609	4,885	3.78%	760,782	5,887	3.10%
Residential	329,050	3,785	4.60%	334,000	4,250	5.09%
Personal and home equity	466,719	4,065	3.53%	521,029	4,822	3.75%

Total loans, excluding covered assets (3)	9,176,125	100,410	4.38%	9,032,837	98,330	4.36%

Total interest-earning assets before covered assets (2)	11,577,373	118,412	4.09%	11,407,972	116,928	4.10%
Covered assets (4)	353,378	5,237	5.94%	481,566	12,732	10.60%

Total interest-earning assets (2)	$11,930,751	$123,649	4.15%	$11,889,538	$129,660	4.37%

Cash and due from banks	171,007			181,539
Allowance for loan and covered loan losses	(250,067)			(241,814)
Other assets	656,053			614,154

Total assets	$12,507,744			$12,443,417

Liabilities and Equity:
Interest-bearing demand deposits	$599,357	$642	0.43%	$720,381	$966	0.54%
Savings deposits	197,501	200	0.41%	150,357	286	0.77%
Money market accounts	4,664,227	6,462	0.56%	4,228,146	8,828	0.85%
Time deposits	1,379,197	4,518	1.33%	1,645,788	6,221	1.53%
Brokered deposits	1,478,171	2,174	0.66%	1,637,891	5,203	1.29%

Total interest-bearing deposits	8,318,453	13,996	0.68%	8,382,563	21,504	1.04%
Short term borrowings	114,957	827	2.88%	240,926	1,446	2.40%
Long term debt	411,960	5,483	5.32%	525,342	7,505	5.71%

Total interest-bearing liabilities	8,845,370	20,306	0.93%	9,148,831	30,455	1.34%

Non-interest bearing demand deposits	2,264,100			1,902,720
Other liabilities	157,634			153,550
Equity	1,240,640			1,238,316

Total liabilities and equity	$12,507,744			$12,443,417

Net interest spread (5)			3.22%			3.02%
Effect of non interest-bearing funds			0.24%			0.31%

Net interest income/margin (2) (5) (6)		$103,343	3.46%		$99,205	3.33%

(1)	Interest income included $6.9 million and $6.2 million in loan fees for the three months ended March 31, 2011 and 2010, respectively.
(2)	Interest income and yields are presented on a tax-equivalent basis, assuming a federal income tax rate of 35%. This is a non-U.S. GAAP measure, refer to Non-U.S. GAAP Measures for a reconciliation of the effect of the tax-equivalent adjustment.
(3)	Average loans on a nonaccrual basis for the recognition of interest income totaled $377.3 million and $409.3 million at March 31, 2011 and 2010, respectively, and are included in loans for purposes of this analysis. Interest foregone on impaired loans was estimated to be approximately $4.0 million and $4.5 million for the three months ended March 31, 2011 and 2010, respectively, and was based on the average loan portfolio yield for the respective period.
(4)	Covered interest-earning assets consist of loans acquired through an FDIC-assisted transaction that are subject to a loss share agreement and the related indemnification asset.
(5)	Refer to Glossary of Terms for definition.
(6)	For the three months ended March 31, 2011 and 2010, accretion related to covered assets contributed to net interest margin by 5 and 25 basis points, respectively.

Note: Prior period net interest margin computations were modified to conform with the current period presentation.

Net Interest Margin Unaudited (Dollars in thousands)

	Three Months Ended March 31,			Three Months Ended December 31,
	2011			2010
	Average Balance	Interest (1)	Rate	Average Balance	Interest (1)	Rate
Assets:
Fed funds sold and other short-term investments	$517,641	$336	0.26%	$570,264	$366	0.25%
Securities:
Taxable	1,734,347	15,390	3.55%	1,718,338	15,453	3.60%
Tax-exempt (2)	149,260	2,276	6.10%	164,241	2,520	6.14%

Total securities	1,883,607	17,666	3.75%	1,882,579	17,973	3.82%

Loans, excluding covered assets:
Commercial	5,021,733	57,746	4.60%	4,699,681	53,922	4.49%
Commercial real estate	2,842,014	29,929	4.21%	2,966,730	31,960	4.22%
Construction	516,609	4,885	3.78%	549,967	5,261	3.74%
Residential	329,050	3,785	4.60%	366,637	4,239	4.62%
Personal and home equity	466,719	4,065	3.53%	495,845	4,482	3.59%

Total loans, excluding covered assets (3)	9,176,125	100,410	4.38%	9,078,860	99,864	4.31%

Total interest-earning assets before covered assets (2)	11,577,373	118,412	4.09%	11,531,703	118,203	4.03%
Covered assets (4)	353,378	5,237	5.94%	387,146	5,511	5.57%

Total interest-earning assets (2)	$11,930,751	$123,649	4.15%	$11,918,849	$123,714	4.08%

Cash and due from banks	171,007			143,504
Allowance for loan and covered loan losses	(250,067)			(240,720)
Other assets	656,053			692,026

Total assets	$12,507,744			$12,513,659

Liabilities and Equity:
Interest-bearing demand deposits	$599,357	$642	0.43%	$696,877	$702	0.40%
Savings deposits	197,501	200	0.41%	184,704	206	0.44%
Money market accounts	4,664,227	6,462	0.56%	4,812,571	7,231	0.60%
Time deposits	1,379,197	4,518	1.33%	1,427,904	4,954	1.38%
Brokered deposits	1,478,171	2,174	0.66%	1,165,207	2,413	0.82%

Total interest-bearing deposits	8,318,453	13,996	0.68%	8,287,263	15,506	0.74%
Short term borrowings	114,957	827	2.88%	124,716	962	3.02%
Long term debt	411,960	5,483	5.32%	432,264	6,023	5.53%

Total interest-bearing liabilities	8,845,370	20,306	0.93%	8,844,243	22,491	1.01%

Non-interest bearing demand deposits	2,264,100			2,224,807
Other liabilities	157,634			185,437
Equity	1,240,640			1,259,172

Total liabilities and equity	$12,507,744			$12,513,659

Net interest spread (5)			3.22%			3.07%
Effect of non interest-bearing funds			0.24%			0.26%

Net interest income/margin (2) (5) (6)		$103,343	3.46%		$101,223	3.33%

(1)	Interest income included $6.9 million and $6.1 million in loan fees for the three months ended March 31, 2011 and December 31, 2010, respectively.
(2)	Interest income and yields are presented on a tax-equivalent basis, assuming a federal income tax rate of 35%. This is a non-U.S. GAAP measure, refer to Non-U.S. GAAP Measures for a reconciliation of the effect of the tax-equivalent adjustment.
(3)	Average loans on a nonaccrual basis for the recognition of interest income totaled $377.3 million and $389.1 million at March 31, 2011 and December 31, 2010, respectively, and are included in loans for purposes of this analysis. Interest foregone on impaired loans was estimated to be approximately $4.0 million and $4.2 million for the three months ended March 31, 2011 and December 31, 2010, respectively, and was based on the average loan portfolio yield for the respective period.
(4)	Covered interest-earning assets consist of loans acquired through an FDIC-assisted transaction that are subject to a loss share agreement and the related indemnification asset.
(5)	Refer to Glossary of Terms for definition.
(6)	For the quarters ended March 31, 2011 and December 31, 2010, accretion related to covered assets contributed to net interest margin by 5 basis points, respectively.

Note: Prior period net interest margin computations were modified to conform with the current period presentation.

Non-U.S. GAAP Measures
Unaudited
(Amounts in thousands except per share data)

This press release contains both financial measures based on accounting principles generally accepted in the United States (U.S. GAAP) and non-U.S. GAAP based financial measures. These non-U.S. GAAP measures include net interest income, net interest margin, net revenue, operating profit and efficiency ratio all on a fully taxable-equivalent basis; tier 1 common capital, tangible book value, and tangible common equity to tangible assets. We believe that presenting these non-U.S. GAAP financial measures will provide information useful to investors in understanding our underlying operational performance, our business, and performance trends and facilitates comparisons with the performance of others in the banking industry.

We use net interest income on a taxable-equivalent basis in calculating various performance measures by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments assuming a 35% tax rate. Management believes this measure to be the preferred industry measurement of net interest income as it enhances comparability to net interest income arising from taxable and tax-exempt sources, and accordingly believes that providing this measure may be useful for peer comparison purposes.

We also consider various measures when evaluating capital utilization and adequacy, including tier 1 common capital, tangible book value, and tangible common equity ratio, in addition to capital ratios defined by banking regulators. These calculations are intended to complement the capital ratios defined by banking regulators for both absolute and comparative purposes. Certain of these measures exclude the ending balances of goodwill and other intangibles and/or preferred capital components. Because U.S. GAAP does not include capital ratio measures, we believe there are no comparable U.S. GAAP financial measures to these ratios. We believe these non-U.S. GAAP measures are relevant because they reflect the level of capital available to withstand unexpected market conditions. Additionally, presentation of these measures allows readers to compare certain aspects of our capitalization to other companies. However, because there are no standardized definitions for these ratios, our calculations may not be comparable with other companies, and the usefulness of these measures to investors may be limited.

Non-U.S. GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-U.S. GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation or as a substitute for analyses of results as reported under U.S. GAAP. As a result, we encourage readers to consider our Consolidated Financial Statements in their entirety and not to rely on any single financial measure. The following table reconciles Non-U.S. GAAP financial measures to U.S. GAAP:

	Quarters Ending
	1Q11	4Q10	3Q10	2Q10	1Q10
Taxable-equivalent interest income
U.S. GAAP net interest income	$102,553	$100,347	$98,959	$103,332	$98,319
Taxable-equivalent adjustment	790	876	891	924	886

Taxable-equivalent net interest income (a)	$103,343	$101,223	$99,850	$104,256	$99,205

Average Earning Assets (b)	$11,930,751	$11,918,849	$11,938,905	$12,182,872	$11,889,538

Net Interest Margin ((a) annualized) / (b)	3.46%	3.33%	3.28%	3.39%	3.33%

Net Revenue
Taxable-equivalent net interest income (a)	$103,343	$101,223	$99,850	$104,256	$99,205
U.S. GAAP non-interest income	23,627	34,865	23,360	19,953	15,068

Net revenue	$126,970	$136,088	$123,210	$124,209	$114,273

Operating Profit
Taxable-equivalent net interest income (a)	$103,343	$101,223	$99,850	$104,256	$99,205
U.S. GAAP non-interest income	23,627	34,865	23,360	19,953	15,068
Less: U.S. GAAP non-interest expense	75,349	82,148	68,077	76,002	73,371

Operating profit	$51,621	$53,940	$55,133	$48,207	$40,902

Efficiency Ratio
U.S. GAAP non-interest expense (c)	$75,349	$82,148	$68,077	$76,002	$73,371

Taxable-equivalent net interest income (a)	$103,343	$101,223	$99,850	$104,256	$99,205
U.S. GAAP non-interest income	23,627	34,865	23,360	19,953	15,068

Net revenue (d)	$126,970	$136,088	$123,210	$124,209	$114,273

Efficiency ratio (c ) / (d)	59.34%	60.36%	55.25%	61.19%	64.21%

Note: Prior period net interest margin computations were modified to conform with the current period presentation.

Non-U.S. GAAP Measures (continued)
Unaudited
(Amounts in thousands except per share data)

	Quarters Ending
	1Q11	4Q10	3Q10	2Q10	1Q10
Tier 1 Common Capital
U.S. GAAP total equity	$1,238,132	$1,227,910	$1,245,139	$1,236,092	$1,220,227
Trust preferred securities	244,793	244,793	244,793	244,793	244,793
Less: unrealized gains on available-for-sale securities	19,121	20,078	48,776	47,758	33,403
Less: disallowed deferred tax assets	—	5,377	—	6,360	17,267
Less: goodwill	94,609	94,621	94,633	94,646	94,658
Less: other intangibles	16,464	16,840	17,242	17,655	18,070

Tier 1 risk-based capital	1,352,731	1,335,787	1,329,281	1,314,466	1,301,622
Less: preferred stock	239,270	238,903	238,542	238,185	237,833
Less: trust preferred securities	244,793	244,793	244,793	244,793	244,793
Less: noncontrolling interests	105	33	250	179	103

Tier 1 common capital (e)	$868,563	$852,058	$845,696	$831,309	$818,893

Tangible Common Equity
U.S. GAAP total equity	$1,238,132	$1,227,910	$1,245,139	$1,236,092	$1,220,227
Less: goodwill	94,609	94,621	94,633	94,646	94,658
Less: other intangibles	16,464	16,840	17,242	17,655	18,070
Less: preferred stock	239,270	238,903	238,542	238,185	237,833

Tangible common equity (f)	$887,789	$877,546	$894,722	$885,606	$869,666

Tangible Assets
U.S. GAAP total assets	$12,497,442	$12,465,621	$12,583,965	$12,611,040	$12,780,236
Less: goodwill	94,609	94,621	94,633	94,646	94,658
Less: other intangibles	16,464	16,840	17,242	17,655	18,070

Tangible assets (g)	$12,386,369	$12,354,160	$12,472,090	$12,498,739	$12,667,508

Period-end Shares Outstanding (h)	71,428	71,327	71,386	71,403	71,333

Risk-weighted Assets (i)	$10,903,625	$11,080,051	$10,850,399	$10,571,135	$10,417,704

Ratios:
Tier 1 common capital (e) / (i)	7.97%	7.69%	7.79%	7.86%	7.86%
Tangible book value (f) / (h)	$12.43	$12.30	$12.53	$12.40	$12.19
Tangible common equity to tangible assets (f) / (g)	7.17%	7.10%	7.17%	7.09%	6.87%

Glossary of Terms

Assets under management and administration (“AUMA”) - Assets held in trust where we serve as trustee or in accounts where we make investment decisions on behalf of clients. AUMA also includes non-managed assets we hold in custody for clients or for which we receive fees for advisory or brokerage services. We do not include these assets on our Consolidated Balance Sheets.

Book value - Total common equity divided by outstanding shares of common stock at end of period.

CDARS® deposit program - is a deposit services arrangement that effectively achieves FDIC deposit insurance for jumbo deposit relationships. These deposits are classified as brokered deposits for regulatory deposit purposes; however, we classify these deposits as client CDARS® due to the source being our existing and new client relationships and are, therefore, not traditional ‘brokered’ deposits. We also participate in a non-client CDARS® program that is more like a traditional brokered deposit program in that our relationship is with the underlying depositor.

Client deposits - Total deposits less brokered deposits plus client CDARSTM.

Common equity - Total equity less preferred stock.

Covered assets - Assets acquired through an FDIC-assisted transaction that are subject to a loss share agreement and are presented separately on the Consolidated Balance Sheets.

Credit quality indicators - The Company has adopted an internal risk rating policy in which each loan is rated for credit quality with a numerical rating of 1 through 8. Loans rated 5 and better (1-5 ratings, inclusive) are credits that exhibit acceptable financial performance, cash flow, and leverage. If any risk exists, we attempt to mitigate by structure, collateral, monitoring, or other meaningful controls. Credits rated 6 are considered special mention as these credits demonstrate potential weakness and that if left unresolved, may result in deterioration in the Company’s credit position and/or the repayment prospects for the credit. Borrowers rated special mention may exhibit adverse operating trends, high leverage, tight liquidity or other credit concerns. Potential problem loans have a risk rating of 7 and are considered inadequately protected by the current net worth and paying capacity of the obligor, the collateral pledged, or guarantors. These loans generally have a well defined weakness or weaknesses that may jeopardize liquidation of the debt and are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not resolved. Nonperforming loans include nonaccrual loans risk rated 7 or 8 and have all the weaknesses inherent in a 7 rated potential problem loan with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions and values, highly questionable and improbable. Special mention, potential problem and nonperforming loans are reviewed at minimum on a quarterly basis, while all other rated credits are reviewed as the situation warrants.

Credit valuation adjustment (“CVA”) - An adjustment may need to be incorporated into the valuation of derivative instruments for nonperformance risk to include the counterparty’s credit risk and the Company’s own credit risk. This adjustment is referred to as the CVA. The CVA represents the credit component of fair value with regard to both client-based trades and the related matched trades with interbank dealer counterparties.

Efficiency ratio - Total non-interest expense divided by the sum of net interest income on a tax equivalent basis and non-interest income. This is a non-U.S. GAAP financial measure.

Fee revenue as percent of total revenue ratio - Total non-interest income less acquisition related gains, net securities gains (losses), and early extinguishment of debt divided by the sum of net interest income and non-interest income less acquisition related gains, net securities gains (losses) and early extinguishment of debt.

U.S. GAAP - Accounting principles generally accepted in the United States of America.

Net interest margin - Expressed as a percentage, net interest margin is a ratio computed as annualized taxable-equivalent net interest income divided by average earning assets. This is a non-U.S. GAAP financial measure.

Net interest spread - The difference between the average yield earned on interest-earning assets on a taxable-equivalent basis and the average rate paid for interest-bearing liabilities.

Net overhead ratio - Total non-interest expense less non-interest income divided by average total assets.

Net revenue - The sum of taxable equivalent net interest income and non-interest income. This is a non-U.S. GAAP financial measure.

Non-U.S. GAAP - Certain financial measures within this document that are not formally defined by U.S. GAAP or codified in the federal banking regulations. A reconciliation of these non-U.S. GAAP measures may be found on the previous page.

Operating profit - The sum of taxable equivalent net interest income and non-interest income, less non-interest expense. This is a non-U.S. GAAP financial measure.

Risk-weighted assets - Computed by the assignment of specific risk-weights (as defined by the Board of Governors of the Federal Reserve System) to assets and off-balance sheet instruments.

Tangible book value - Total common equity less goodwill and other intangibles divided by outstanding shares of common stock at end of period. This is a non-U.S. GAAP financial measure.

Tangible common equity to tangible assets ratio - Tangible common equity divided by tangible assets, where tangible common equity equals total equity less preferred stock, goodwill and other intangible assets and tangible assets equals total assets less goodwill and other intangible assets. This is a non-U.S. GAAP financial measure.

Glossary of Terms (continued)

Taxable-equivalent interest income - The interest income earned on certain assets is completely or partially exempt from Federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all interest-earning assets, we use interest income on a taxable-equivalent basis in calculating average yields and net interest margins by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on other taxable investments. This adjustment is not permitted under U.S. GAAP on the Consolidated Income Statement.

Tier 1 common capital - Tier 1 risk-based capital, less preferred equity, less trust preferred capital securities, and less noncontrolling interests.

Tier 1 common capital ratio - Tier 1 common capital divided by period-end risk-weighted assets.

Tier 1 risk-based capital - Total equity, plus trust preferred capital securities, plus certain noncontrolling interests that are held by others; less goodwill and certain other intangible assets, less equity investments in nonfinancial companies, less ineligible servicing assets, less disallowed deferred tax assets and less net unrealized holding losses on available for sale equity securities. Net unrealized holding gains on available-for-sale equity securities, net unrealized holding gains (losses) on available for sale debt securities and net unrealized holding gains (losses) on cash flow hedge derivatives are excluded from total equity for Tier 1 capital purposes.

Tier 1 risk-based capital ratio - Tier 1 risk-based capital divided by period-end risk-weighted assets.

Leverage ratio - Tier 1 risk-based capital divided by adjusted average total assets.

Total risk-based capital - Tier 1 risk-based capital plus qualifying subordinated debt, other noncontrolling interest not qualified as Tier 1, eligible gains on available-for-sale equity securities and the allowance for loan and lease losses, subject to certain limitations.

Total risk-based capital ratio - Total risk-based capital divided by period-end risk-weighted assets.

Transformational and legacy portfolios - We aggregate loans by originating line of business for reserve purposes because of observable similarities in the performance experience of loans underwritten by the business units. Loans originated by the business units that existed prior to the strategic changes in 2007 are considered “legacy” loans. Loans originated by a business unit that was established in connection with or following the business transformation plan are considered “transformational” loans. Renewals or restructurings of legacy loans may continue to be evaluated as legacy loans depending on the structure or defining characteristics of the new transaction. The Company has implemented a line of business model that has reorganized the legacy business units so that after 2009, all new loan originations are considered transformational.